                                               AMENDED AND RESTATED

                                    DISTRIBUTION AND SERVICE PLAN AND AGREEMENT

                                                       WITH

                                       OPPENHEIMERFUNDS DISTRIBUTOR, INC. AND

                                             PANORAMA SERIES FUND, INC.

                                               FOR SERVICE SHARES OF

                                           INTERNATIONAL GROWTH FUND/VA

This Amended and Restated  Distribution  and Service Plan and Agreement (the "Plan") is dated as of the 23rd day of
February,  2004, by and between  Panorama Series Fund,  Inc. (the  "Company") for the account of its  International
Growth  Fund/VA  (the  "Fund")  and  OppenheimerFunds  Distributor,  Inc.  (the  "Distributor").  This  Amended and
Restated  Distribution  and Service Plan and  Agreement  replaces the  Distribution  and Service Plan and Agreement dated May 1, 2000.

1.       The  Plan.  This  Plan is the  Fund's  written  distribution  and  service  plan  for its  Service  Shares described  in the Fund's  registration  statement  as of the date this Plan takes  effect,  contemplated  by and to comply with Rule 2830 of the Conduct Rules of the National  Association of Securities  Dealers,  Inc.,  pursuant to which the Fund will  compensate the  Distributor  for its services in connection  with the  distribution of Shares, and the personal  service and  maintenance  of  shareholder  accounts  ("Accounts")  that hold Service  Shares (the
"Shares")  of the  Fund.  The Fund may be  deemed to be acting  as  distributor  of  securities  of which it is the issuer,  pursuant to Rule 12b-1 under the Investment  Company Act of 1940 (the "1940 Act"),  according to the terms of this Plan. The Distributor is authorized  under the Plan to pay "Insurance  Company  Recipients," as hereinafter defined,  for rendering  services and for the maintenance of Accounts and for  distributing  Service  Shares.  Such
Insurance Company Recipients are intended to have certain rights as third-party beneficiaries under this Plan.

2.       Definitions.  As used in this Plan, the following terms shall have the following meanings:

         (a)      "Insurance  Company  Recipient"  shall mean any insurance  company or affiliate  thereof or other person or entity which:  (i) has rendered  assistance  (whether  direct,  administrative,  or both) in the distribution  of Shares  and/or  has  rendered  services  in  connection  with the  personal  service  and maintenance  of  Accounts;  (ii)  shall  furnish  the  Distributor  (on  behalf  of the  Fund)  with  such information as the Distributor  shall reasonably  request to answer such questions as may arise concerning such  service  and/or  the sale of  Shares;  and (iii) has been  selected  by the  Distributor  to receive payments  under the Plan.  Notwithstanding  the  foregoing,  a majority of the Fund's  Board of  Directors
         (the  "Board")  who are not  "interested  persons"  (as defined in the 1940 Act) and who have no direct or indirect  financial  interest in the  operation  of this Plan or in any  agreements  relating to this Plan
         (the  "Independent  Directors") may remove any  institution as a Insurance  Company  Recipient,  whereupon such entity's rights as a third-party beneficiary hereof shall terminate.

                                                         4

         (b)      "Qualified  Holdings"  shall  mean,  as to any  Insurance  Company  Recipient,  all Shares  owned beneficially or of record by: (i) such Insurance  Company  Recipient,  (ii) such clients of such Insurance
         Company  Recipient and/or accounts as to which such Insurance Company  Recipient  provides  administrative services  and/or  is  a  fiduciary  or  custodian  or  co-fiduciary  or  co-custodian  (collectively,  the
         "Customers"),  or (iii) separate  accounts created or sponsored by such Insurance Company Recipient or its affiliate,  but in no event  shall  any such  Shares be deemed  owned by more than one  Insurance  Company
         Recipient  for purposes of this Plan.  In the event that more than one entity would  otherwise  qualify as
         Insurance  Company  Recipients as to the same Shares with respect to the payment of the Asset-Based  Sales
         Charge and/or the Service Fee (defined  below),  the Insurance  Company  Recipient  which is the dealer of record on the  Fund's  books  shall be deemed  the  Insurance  Company  Recipient  as to such  Shares  for purposes of this Plan.

3.       Payments.

         (a) Under the Plan, the Fund will make payments to the  Distributor,  within  forty-five  (45) days of the end of each  calendar  quarter,  in the amount of .0625% (.25% on an annual  basis) of the average  during the  calendar  quarter of the  aggregate  net asset value of the Shares,  computed as of the close of each business day (the "Service Fee"),  provided,  however,  that the Distributor  may, in its sole discretion, reduce that payment  level from time to time.  The  Distributor  will use such fee received  from the Fund in its entirety for payments to Insurance Company  Recipients and for its other  expenditures and costs of the type  approved by the Board  incurred in  connection  with the  personal  service and  maintenance  of
         Accounts  including,  but not limited to, the services  described in the  following  two  paragraphs.  The
         Distributor  may make  Plan  payments  to any  "affiliated  person"  (as  defined  in the 1940 Act) of the
         Distributor if such affiliated person qualifies as an Insurance Company Recipient.

                  The services to be rendered by the  Distributor  and Insurance  Company  Recipients in connection with the personal  service and the  maintenance of Accounts may include,  but shall not be limited to, the following:  answering routine inquiries from the Insurance Company  Recipient's  Customers  concerning the
         Fund,  providing  such  Customers  with  information  on their  investment  in  Shares,  assisting  in the establishment  and  maintenance  of accounts or  sub-accounts  in the Fund,  making the Fund's  investment plans and dividend payment options  available,  and providing such other  information and Customer liaison services and the  maintenance of Accounts as the  Distributor or the Fund may reasonably  request.  It may be presumed that an Insurance Company Recipient has provided  services  qualifying for compensation  under the Plan if it has  Qualified  Holdings of Shares to entitle it to payments  under the Plan.  In the event that either the  Distributor  or the Board should have reason to believe that,  notwithstanding  the level of Qualified  Holdings,  an Insurance Company Recipient may not be rendering  appropriate  services,  then the Distributor,  at the request of the Board,  shall require the Insurance Company Recipient to provide a written  report or other  information  to verify  that  said  Insurance  Company  Recipient  is  providing appropriate  services in this regard. If the Distributor  still is not satisfied,  it may take appropriate steps to  terminate  the  Insurance  Company  Recipient's  status as such under the Plan,  whereupon  such entity's rights as a third-party beneficiary hereunder shall terminate.

                  The  distribution  assistance  services to be rendered by the  Distributor in connection with the
         Shares may  include,  but shall not be limited to, the  following:  (i) paying  sales  commissions  to any insurance  company,  broker,  dealer,  bank or other person or entity that  directly or  indirectly  sells
         Shares;   (ii)  paying  compensation  to  and  expenses  of  personnel  of  the  Distributor  who  support distribution  of Shares by Insurance  Company  Recipients;  (iii)  obtaining  financing or providing  such financing  from its own resources,  or from an affiliate,  for the interest and other  borrowing  costs of the Distributor's  unreimbursed expenses incurred in rendering distribution  assistance and administrative support  services  to the Fund;  and (iv)  paying  other  direct  distribution  costs,  including  without limitation the costs of sales  literature,  advertising and  prospectuses  (other than those  prospectuses furnished to current direct and indirect holders of the Fund's shares ("Shareholders").

                  Payments  received  by the  Distributor  from the Fund under the Plan will not be used to pay any interest  expense,  carrying  charges  or  other  financial  costs,  or  allocation  of  overhead  by  the
         Distributor,  or for any other  purpose  other  than for the  payments  described  in this  Section 3. The amount payable to the Distributor each quarter will be reduced to the extent that  reimbursement  payments otherwise  permissible  under  the Plan  have not been  authorized  by the  Board  for that  quarter.  Any unreimbursed expenses incurred for any quarter by the Distributor may not be recovered in later periods.

         (b)      The  Distributor  shall make  payments  to any  Insurance  Company  Recipient  quarterly,  within forty-five  (45) days of the end of each  calendar  quarter,  at a rate not to exceed  .0625% (0.25% on an annual  basis) of the average  during the calendar  quarter of the aggregate net asset value of the Shares computed as of the close of each business day, of Qualified  Holdings owned  beneficially  or of record by the Insurance Company Recipient or by its Customers,  provided,  however, that the Distributor may, in its sole  discretion,  reduce that payment level from time to time.  However,  no such payments  shall be made to any Insurance  Company  Recipient for any such quarter in which its Qualified  Holdings do not equal or exceed, at the end of such quarter, the minimum amount ("Minimum Qualified  Holdings"),  if any, to be set from time to time by a majority of the  Independent  Directors.  A majority of the  Independent  Directors may at any time or from time to time  increase or decrease  and  thereafter  adjust the rate of fees to be paid to the  Distributor  or to any  Insurance  Company  Recipient,  but not to exceed  the rate set forth above,  and/or increase or decrease the number of shares  constituting  Minimum  Qualified  Holdings.  The
         Distributor shall notify all Insurance Company  Recipients of the Minimum Qualified  Holdings and the rate of payments  hereunder  applicable  to Insurance  Company  Recipients,  and shall  provide each  Insurance
         Company  Recipient  with  written  notice  within  thirty (30) days after any change in these  provisions.
         Inclusion  of such  provisions  or a change in such  provisions  in a  revised  current  prospectus  shall constitute sufficient notice.

         (c)      Under the Plan,  payments may be made to Insurance Company Recipients:  (i) by  OppenheimerFunds,
         Inc.  ("OFI") from its own resources  (which may include profits derived from the advisory fee it receives from the Fund or from  Panorama  Series Fund,  Inc.),  or (ii) by the  Distributor  (a subsidiary of OFI), from its own resources.

4.       Selection and  Nomination  of Directors.  While this Plan is in effect,  the selection or  replacement  of
Independent  Directors  and the  nomination  of those  persons to be Directors of the Fund who are not  "interested persons"  of the Fund or the Fund shall be  committed  to the  discretion  of the  Independent  Directors.  Nothing herein shall prevent the  Independent  Directors  from  soliciting  the views or the  involvement of others in such selection or nomination  if the final  decision on any such  selection and  nomination is approved by a majority of the incumbent Independent Directors.

5.       Reports.  While this Plan is in effect,  the  Treasurer of the Fund shall provide  written  reports to the
Fund's Board for its review,  detailing the aggregate  amount of payments made under this Plan and the purposes for which the payments were made.  The reports shall be provided  quarterly,  and shall state whether all provisions of
Section 3 of this Plan have been complied with.

6.       Related  Agreements.  Any agreement  related to this Plan shall be in writing and shall provide that:  (i)
such  agreement  may be  terminated  at any time,  without  payment of any  penalty,  by vote of a majority  of the
Independent  Directors  or by a vote of the  holders  of a  "majority"  (as  defined in the 1940 Act) of the Fund's outstanding  voting  securities of the Shares, on not more than sixty days written notice to any other party to the agreement;  (ii) such agreement shall  automatically  terminate in the event of its "assignment" (as defined in the
1940 Act);  (iii) it shall go into effect when approved by a vote of the Board and its  Independent  Directors cast in person at a meeting called for the purpose of voting on such  agreement;  and (iv) it shall,  unless  terminated as  herein  provided,  continue  in  effect  from year to year  only so long as such  continuance  is  specifically approved at least  annually by the Board and its  Independent  Directors cast in person at a meeting called for the purpose of voting on such continuance.

7.       Effectiveness,  Continuation,  Termination  and  Amendment.  This Plan has been  approved by a vote of the
Independent  Directors  cast in person at a meeting  called on February  29, 2000 for the purpose of voting on this
Plan,  and shall take effect on the later of (i) the date that Shares are first  issued to  OppenheimerFunds,  Inc.
or any other person, or (ii) May 1, 2000. Unless  terminated as hereinafter  provided,  it shall continue in effect until October 31, 2000 and from year to year  thereafter or as the Board may  otherwise  determine  only so long as such  continuance is specifically  approved at least annually by the Board and its Independent  Directors by a vote cast in person at a meeting  called for the purpose of voting on such  continuance.  This Plan may be terminated at any time by vote of a majority  of the  Independent  Directors  or by the vote of the holders of a  "majority"  (as defined  in the 1940  Act) of the  Fund's  outstanding  voting  Service  shares.  This Plan may not be  amended  to increase materially the amount of payments to be made without approval of the Service  Shareholders,  in the manner described  above,  and all  material  amendments  must be  approved  by a vote of the Board and of the  Independent
Directors.

                                                      Panorama Series Fund, Inc. on behalf of
                                                      International Growth Fund/VA

                                                      By:     /s/ Robert G. Zack
                                                              Robert G. Zack
                                                              Secretary

                                                      OppenheimerFunds Distributor, Inc.

                                                     By:      /s/ Kathleen T. Ives
                                                              Kathleen T. Ives
                                                              Vice President and Assistant Secretary